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                                                                   Exhibit 10(p)
                            ESB financial corporation
                          DIRECTOR RETIREMENT AGREEMENT

        THIS AGREEMENT is made this ___ day of _______, 2002, by and between ESB Financial Corporation, located in Ellwood City, Pennsylvania ("ESB Financial"), ESB Bank, F.S.B., a wholly-owned subsidiary of ESB Financial, also located in Ellwood City, Pennsylvania (the "Bank"), and *NAME** (the "Director"), intending to be legally bound hereby. ESB Financial and the Bank are collectively referred to herein as the "Corporation."

                                  INTRODUCTION

        To help attract and retain quality Board members and to promote orderly succession of the Board, the Corporation is willing to provide retirement benefits to the Director. The Corporation will pay the retirement benefits from its general assets according to the terms of this Agreement. Such benefits will be paid by ESB Financial or the Bank, as applicable, based on where the fees were earned by the Director.

                                    AGREEMENT

        The Director and the Corporation agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

        Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

     1.1 "Base Board Fees" means the regular monthly Bank and ESB Financial board fees and does not include committee fees, advisory board fees, liaison fees or other income that might be received by the Director.

     1.2 "Change in Control of the Corporation" means a change in control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor thereto, whether or not the Corporation is registered under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board

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of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     1.3  "Code" means the Internal Revenue Code of 1986, as amended.

     1.4 "Early Termination" means the Director has met the eligibility requirements described in Article 2 but terminates service before Normal Retirement Age for any reason other than following a Change in Control.

     1.5 "Early Termination Date" means the month, day and year in which Early Termination occurs.

     1.6  "Effective Date" means December 1st, 2002.

     1.7  "Normal Retirement Age" means the Director's 75th birthday.

     1.8 "Plan Year" means the calendar year. In the year of inception, the Plan Year commences on the Effective Date of this Agreement and ends on December 31st of the same year.

     1.9  "Termination for Cause" has the meaning set forth in Section 6.2.

     1.10 "Termination of Service" means that the Director ceases to be a member of the Board of the Bank or ESB Financial for any reason other than by reason of a leave of absence which is approved by the Corporation. For purposes of this Agreement, if there is a dispute over the service status of the Director or the date of the Director's Termination of Service, the Corporation shall have the sole and absolute right to decide the dispute.

     1.11 "Years of Service" means the total number of continuous years of service as a Director of the Bank or ESB Financial, inclusive of any approved leaves of absences and service as a member of the Board of Directors of any bank acquired by the Bank or ESB Financial; provided, however, that a year of service as a director of both the Bank and ESB Financial concurrently shall only count as one year of service.

                                    ARTICLE 2
                           ELIGIBILITY TO PARTICIPATE

     To be entitled to any benefit under this retirement plan, the Director must have a minimum of 5 years of service as a director of the Bank or ESB Financial (as opposed to service as a director of any bank acquired by the Bank or ESB Financial) and a minimum of 10 total Years of service.

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                                    ARTICLE 3
                               RETIREMENT BENEFITS

     3.1 Annual Normal Retirement Benefit. If the Director remains in continuous service as a member of the Board of the Bank or ESB Financial from the Effective Date of this Agreement until Normal Retirement Age, the Corporation shall pay to the Director the benefit described in this Section 3.1 in lieu of any other benefit under this Agreement.

          3.1.1 Amount of Benefit. The Annual Normal Retirement Benefit under this Section 3.1 will be determined using the following formula:

                   The Director's Base Board Fees earned during the last full calendar year prior to his retirement date, multiplied by a ratio ranging from 25% to 50% based on the Director's total Years of Service as follows:

       Years of Service                    Retirement Percentage
       ----------------                    ---------------------
               10                                      25.0%
               11                                      27.5%
               12                                      30.0%
               13                                      32.5%
               14                                      35.0%
               15                                      37.5%
               16                                      40.0%
               17                                      42.5%
               18                                      45.0%
               19                                      47.5%
               20 or more                              50.0%

          3.1.2 Payment of Benefit. The Corporation shall pay the annual benefit to the Director in equal monthly installments on the first day of each month commencing with the month following the Director's Termination of Service and continuing for the 59 months that follow.

     3.2 Early Termination Benefit. Upon Early Termination, the Corporation shall pay to the Director the benefit described in this Section 3.2 in lieu of any other benefit under this Agreement.

          3.2.1 Amount of Benefit. The benefit under this Section 3.2 is the Early Termination Annual Benefit set forth in Schedule A for the Plan Year ended immediately 3

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       prior to the Early Termination Date.

          3.2.2 Payment of Benefit. The Corporation shall pay the benefit to the Director (or his beneficiary if Termination of Service was due to death)in a lump sum payment within 60 days of the Director's Early Termination Date.

     3.3 Change in Control Annual Benefit. If the Director is in the active service of the Corporation at the time of a Change in Control, and does not resign his service with the Corporation prior to the consummation of the transaction which constitutes the Change in Control, the Corporation shall pay to the Director the benefit described in this Section 3.3 in lieu of any other benefit under this Agreement.

          3.3.1 Amount of Benefit. The annual benefit under this Section 3.3 is the Director's Base Board Fees earned during the last full calendar year prior to consummation of the Change in Control multiplied by 50%.

          3.3.2 Payment of Benefit. The Corporation shall pay the annual benefit to the Director in equal monthly installments commencing on the first day of the month following consummation of the Change in Control and continuing for the 59 months that follow.

                                    ARTICLE 4
                                 DEATH BENEFITS

     4.1 Death During Benefit Period. If the Director dies after the benefit payments have commenced under this Agreement but before receiving all such payments, the Corporation shall pay the remaining benefits to the Director's beneficiary at the same time and in the same amounts they would have been paid to the Director had the Director survived.

     4.2 Death Before Benefit Payments Commence. If the Director is entitled to benefit payments under this Agreement, but dies prior to the commencement of said benefit payments, the Corporation shall pay the benefit payments to the Director's beneficiary that the Director was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Director's death.

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                                    ARTICLE 5
                                  BENEFICIARIES

     5.1 Beneficiary Designations. The Director shall designate a beneficiary by filing a written designation with the Corporation. The Director may revoke or modify the designation at any time by filing a new designation. However, designations and revocations or modifications of designations shall only be effective if they are filed with the Corporation as a written document, signed by the Director and accepted by the Corporation during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's estate.

     5.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Corporation may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person. The Corporation may require proof of incapacity, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Corporation from all liability with respect to such benefit.

                                    ARTICLE 6
                               GENERAL LIMITATIONS

     6.1 Excess Parachute or Golden Parachute Payment. Notwithstanding any provision of this Agreement to the contrary, the Corporation shall not pay any benefit under this Agreement to the extent the benefit would be a parachute payment under Section 280G of the Code or would be a prohibited golden parachute payment pursuant to 12 C.F.R. Section. 359.2 and for which the appropriate federal banking agency has not given written consent to pay pursuant to 12 C.F.R. Section. 359.4.

     6.2 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Corporation shall not pay any benefit under this Agreement if the Corporation terminates the Director's service for:

          6.2.1    Gross negligence or gross neglect of duties;

          6.2.2 Commission of a felony or of a gross misdemeanor involving moral turpitude; or

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          6.2.3    Fraud, disloyalty, dishonesty or willful violation of any law or significant Corporation policy committed in connection with the Director's service and resulting in an adverse effect on the Corporation.

     6.3 Removal. Notwithstanding any provision of this Agreement to the contrary, the Corporation shall not pay any benefit under this Agreement if the Director is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act.

                                    ARTICLE 7
                          CLAIMS AND REVIEW PROCEDURES

     7.1 Claims Procedure. A Director or beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

          7.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Bank a written claim for the benefits.

          7.1.2 Timing of Bank Response. The Bank shall respond to such claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

          7.1.3 Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                   7.1.3.1  The specific reasons for the denial,

                   7.1.3.2 A reference to the specific provisions of the Agreement on which the denial is based,

                   7.1.3.3 A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

                   7.1.3.4 An explanation of the Agreement's review procedures and the time limits applicable to such procedures, and

                   7.1.3.5 A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

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     7.2  Review  Procedure.  If the  Bank  denies  part or all of the  claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

          7.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Bank's notice of denial, must file with the Bank a written request for review.

          7.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

          7.2.3 Considerations on Review. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

          7.2.4 Timing of Bank Response. The Bank shall respond in writing to such claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

          7.2.5 Notice of Decision. The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                   7.2.5.1  The specific reasons for the denial,

                   7.2.5.2 A reference to the specific provisions of the Agreement on which the denial is based,

                   7.2.5.3 A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits, and

                   7.2.5.4 A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

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                                    ARTICLE 8
                            AMENDMENT AND TERMINATION

     This Agreement may be amended or terminated only by a written agreement signed by the Corporation and the Director, except as provided in Article 6.

                                    Article 9

                                  Miscellaneous

     9.1 Binding Effect. This Agreement shall bind the Director and the Corporation, and their successors, beneficiaries, survivors, executors, administrators and transferees.

     9.2 No Guarantee of Service. This Agreement is not a service policy or contract. It does not give the Director the right to remain a member of the Board of Directors of the Corporation, nor does it interfere with the Corporation's right to terminate the Director's service. It also does not require the Director to remain a Board member nor interfere with the Director's right to terminate service at any time.

     9.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

     9.4 Tax Withholding. The Corporation shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

     9.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the Commonwealth of Pennsylvania, except to the extent preempted by the laws of the United States of America.

     9.6 Reorganization. The Corporation shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm or person unless such succeeding or continuing company, firm or person agrees to assume and discharge the obligations of the Corporation under this Agreement.

     9.7 Unfunded Arrangement. The Director and beneficiary are general unsecured creditors of the Corporation for the payment of benefits under this Agreement. The benefits represent the mere promise by the Corporation to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director's life is a general asset of the Corporation to which the Director and beneficiary have no preferred or secured claim.

     9.8 Entire Agreement. This Agreement constitutes the entire agreement between the Corporation and the Director as to the subject matter hereof. No rights are granted to the

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Director by virtue of this Agreement other than those specifically set forth herein.

     9.9 Administration. The Corporation shall have powers which are necessary to administer this Agreement, including but not limited to:

          9.9.1    Interpreting the provisions of the Agreement;

          9.9.2 Establishing and revising the method of accounting for the Agreement;

          9.9.3 Maintaining a record of benefit payments; and 9.9.4 Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

     IN WITNESS WHEREOF, the Director and a duly authorized officer of ESB Bank, F.S.B. have signed this Agreement.

DIRECTOR:                                    BANK:
                                             ESB Bank, F.S.B.

                                         By
---------------------------------          -------------------------------------
*Name**
                                             Title
                                                   -----------------------------

     By execution hereof, ESB Financial Corporation consents to and agrees to be bound by the terms and conditions of this Agreement.

ATTEST:                                      CORPORATION:
                                             ESB Financial Corporation

                                         By
---------------------------------          -------------------------------------
                                             Title
                                                   -----------------------------

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                             BENEFICIARY DESIGNATION

                            ESB financial corporation
                          DIRECTOR RETIREMENT AGREEMENT

                                     [Name]

I designate the following as beneficiary of any death benefits under the ESB Financial Corporation Director Retirement Agreement:

Primary:  ______________________________________________________________________

________________________________________________________________________________

Contingent:  ___________________________________________________________________

________________________________________________________________________________

Note: To name a trust as beneficiary, please provide the name of the Trustee(s) and the exact name and date of the trust agreement.

I understand that I may change these beneficiary designations by filing a new written designation with the Corporation. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary, in the event of the dissolution of our marriage.

Signature
         --------------------------------

Date
    -------------------------------------

Accepted by the Corporation this ______ day of _________________, 2002.

By
  ---------------------------------------

Title
      -----------------------------------

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